Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF ARIZONA

In re:	)	CASE NO.	2-05-BK-18689-RTB
)
TFS-DI, INC.	)	BUSINESS AND INDUSTRY
	)	MONTHLY OPERATING REPORT
)
	)	MONTH OF	September, 2005
)
	)	DATE PETITION FILED:	22-Sep-05
Debtor	)
	)	TAX PAYER ID NO. :	71-0926311

Nature of Debtor's Business: TFS-DI was a sales representative for Three-Five Systems, Inc.
to sell display products and holder of distribution rights for Data International related products.

DATE DISCLOSURE STATEMENT FILED		TO BE FILED before the end of the exclusitity period
DATE PLAN OF REORGANIZATION FILED		TO BE FILED before the end of the exclusitity period

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING MONTHLY OPERATING REPORT AND
THE ACCOMPANYING ATTACHMENTS ARE TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

RESPONSIBLE PARTY:

/s/ Eric Haeussler		Sole Director
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY		TITLE

Eric Haeussler		11/15/2009
PRINTED NAME OF RESPONSIBLE PARTY		DATE

PREPARER:

/s/ Eric Haeussler		Sole Director
ORIGINAL SIGNATURE OF PREPARER		TITLE

Eric Haeussler		11/15/2009
PRINTED NAME OF PREPARER		DATE

PERSON TO CONTACT REGARDING THIS REPORT:		Eric Haeussler

PHONE NUMBER:		480-607-2625

ADDRESS:		7702 E Doubletree Ranch Rd.
Suite 300
Scottsdale AZ 85258

FILE ORIGINAL REPORT ELECTRONICALLY WITH THE COURT, FILE PAPER COPY WITH U.S. TRUSTEE'S OFFICE

Accounts for TFS-DI, Inc
Year 2005				Orig Tax	9/30/05 Tax	Current Tax	Orig Book	9/30/05 Book	Current Book
Balance Sheet
Intangible Asset		Taxable Cost		2,450,000	2,450,000	-	3,816,167	3,816,167	-
		Depreciation		(270,835)	(270,835)	-	(1,682,401)	(1,682,401)	-
		Net		2,179,166	2,179,166	-	2,133,766	2,133,766	-

		Right not paid		1,366,167	1,366,167	-	-	-	-
	September, 2005	Org Costs		-	-	-			-
		Total Assets		3,545,333	3,545,333	-	2,133,766	2,133,766	-

Amount owing to Parent				1,997,189	1,997,189	-	1,997,189	1,997,189	-
Note Payable ST				1,481,000	1,481,000	-	1,481,000	1,481,000	-
Note Payable LT				-	-	-	-	-	-
Capital				100	100	-	100	100	-
Accumulated Profits				67,044	67,044	-	(1,344,523)	(1,344,523)	-
				3,545,332	3,545,332	-	2,133,765	2,133,765	-

				(0)	(0)	-	(0)	(0)	-
Income Statement
Sales	Commission		Est	146,104	146,104	-	146,104	146,104	-

Costs	Salaries		Est	54,549	54,549	-	54,549	54,549	-
	Benefits		Est 16%	8,728	8,728	-	8,728	8,728	-
	Office Lease		Est	14,877	14,877	-	14,877	14,877	-
	Communications/MIS		Est	15,000	15,000	-	15,000	15,000	-
	Office Supplies		Est	750	750	-	750	750	-
	Travel		Est	2,250	2,250	-	2,250	2,250	-
	Amortization of Intangible		Actual	40,834	40,834	-	129,415	129,415	-
	Org Costs Capitalization					-			-
	Org Costs Amortization			1,200	1,200	-			-
	Interest		Actual	611	611	-	611	611	-
	Total Costs for profit calc			138,798	138,798	-	226,180	226,180	-

	Intercompany Payable Adj						-	-
	Write-off Distribution Right

Net Profit for Year				7,305	7,305	-	(80,077)	(80,077)	-